EXHIBIT 99.3

DARLING INTERNATIONAL INC.
Unaudited Pro Forma Condensed Consolidated Financial Information
September 28, 2013
(Unaudited)

DARLING INTERNATIONAL INC.

Unaudited Pro Forma Condensed Consolidated Financial Information
September 28, 2013
(Unaudited)

Table of Contents

Page

Overview of Unaudited Pro Foma Condensed Consolidated Balance Sheet as of September 28, 2013	1 -2

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 28, 2013	3

Unaudited Pro Forma Condensed Consolidated Income Statement for the year ended December 29, 2012 and the nine months ended September 28, 2013	4 - 5

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information	6

DARLING INTERNATIONAL INC.

Unaudited Pro Forma Condensed Consolidated Financial Information
September 28, 2013
(Unaudited)

Overview

On October 26, 2013, Darling International, Inc. (the Company) completed its acquisition of certain operational assets and certain liabilities relating to the business and product lines of Rothsay Rendering Business (Rothsay), a division of Maple Leaf Foods, Inc. (MFI), pursuant to an Asset Purchase Agreement dated August 23, 2013. The Company has prepared the Unaudited Pro Forma Condensed Consolidated Balance Sheet with the assumption that the date of acquisition is September 28, 2013 (the Date of Acquisition), for a total purchase price of approximately CAD$645 million (approximately $625.4 million at the exchange rate of CAD$1.00:$0.9696).

The Company’s Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 28, 2013, is based on the historical Unaudited Condensed Consolidated Balance Sheet of the Company as of September 28, 2013, combined with the Unaudited Statement of Assets Acquired and Liabilities Assumed of Rothsay as of September 28, 2013, after giving effect to the Company’s acquisition of Rothsay on September 28, 2013, and includes the assumptions and adjustments as described in the accompanying notes hereto. The Company's Unaudited Pro Forma Condensed Consolidated Income Statement for the year ended December 29, 2012 and the nine months ended September 28, 2013, are based on the historical audited Condensed Consolidated Income Statement of the Company for the year ended December 29, 2012, and the unaudited Condensed Consolidated Income Statement of the Company for the nine months ended September 28, 2013, combined with the the audited Statement of Net Revenues and Direct Costs and Operating Expenses of Rothsay for the year ended December 29, 2012 and the unaudited Statement of Net Revenues and Direct Costs and Operating Expenses of Rothsay for the nine months ended September 28, 2013, after giving effect to the Company's acquisition of Rothsay as if it had occurred on January 1, 2012, and includes the assumptions and adjustments as described in the accompanying notes hereto.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the acquisition of the Rothsay business had occurred on September 28, 2013. The Unaudited Pro Forma Condensed Consolidated Income Statement for the year ended December 29, 2012 and the nine months ended September 28, 2013 assume the acquisition of the Rothsay business was completed on January 1, 2012. The Unaudited Pro Forma Condensed Consolidated Financial Information contained in this Form 8-K/A is presented for illustrative purposes only, contains a variety of adjustments, assumptions and preliminary estimates, is subject to numerous other uncertainties and does not reflect what the combined entity's financial position or results of operations would have been had the acquisition been completed as of the dates assumed for purposes of that pro forma financial information, nor does it reflect the financial position or results of operations of the combined company following the acquisition. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. In addition, the Unaudited Pro Forma Condensed Consolidated Balance Sheet does not purport to project the future financial position of the consolidated company as of the end of its year ended December 28, 2013 (fiscal 2013), or of any other future periods.

DARLING INTERNATIONAL INC.

Unaudited Pro Forma Condensed Consolidated Financial Information
September 28, 2013
(Unaudited)

The Unaudited Pro Forma Condensed Consolidated Financial Information has been prepared using the acquisition method of accounting. The estimated fair values of the acquired assets and assumed liabilities as of the Date of Acquisition, which are based on estimates and assumptions of the Company and the consideration paid, are reflected therein. As explained in more detail in the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet, the total purchase price of approximately $625.4 million to acquire the Rothsay business has been allocated to the assets acquired and assumed liabilities of Rothsay based upon preliminary estimated fair values at the Date of Acquisition. Independent valuation specialists are conducting analyses in order to assist management of the Company in determining the fair values of the acquired assets and liabilities assumed. The Company’s management is responsible for these internal and third party valuations and appraisals. The Company is continuing to finalize the valuations of these net assets. The fair value allocation consists of preliminary estimates and analyses and is subject to change upon the finalization of the appraisals and other valuation analyses, which will be completed during the one year measurement period following the acquisition date. Although the final determination may result in asset and liability fair values that are different than the preliminary estimates of these amounts included herein, it is not expected that those differences will be material to an understanding of the impact of this transaction on the financial results of the Company.

The Unaudited Pro Forma Condensed Consolidated Financial Information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Rothsay Rendering Business that are included in this Form 8-K/A and the historical financial statements of the Company.

DARLING INTERNATIONAL INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
September 28, 2013
(Unaudited)

	Darling International Inc.	Rothsay business	(Note 4) Pro forma adjustments	Notes	Darling International Inc. Pro forma
Assets
Current assets:
Cash and cash equivalents	$8,369	$—	$11,627	(a)	$19,996
Accounts receivable, net of allowance for doubtful accounts	106,693	19,799	—		126,492
Inventories	71,280	9,093	2,400	(b)	82,773
Deferred income taxes	14,358	—	2,335	(d)	16,693
Other current assets	23,631	275	—		23,906
Total current assets	224,331	29,167	16,362		269,860

Property, plant and equipment, net	522,262	86,727	42,481	(c)	651,470
Intangible assets	364,415	—	231,428	(c)	595,843
Goodwill	446,742	—	281,438	(c)	728,180
Investment in unconsolidated subsidiary	116,250	—	—		116,250
Deferred loan costs	21,992	—	—		21,992
Other assets	17,643	—	—		17,643
Total other assets	1,489,304	86,727	555,347		2,131,378
Total	$1,713,635	$115,894	$571,709		$2,401,238

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$48,554	$19,311	$—		$67,865
Accrued expenses	99,595	3,279	2,632	(a), (e)	105,506
Current portion of long-term debt	86	—	—		86
Total current liabilities	148,235	22,590	2,632		173,457

Other liabilities
Long-term debt	250,076	—	639,052	(a)	889,128
Deferred income taxes	105,931	—	15,621	(d)	121,552
Other noncurrent liabilities	51,086	9,853	2,683	(f)	63,622
Total liabilities	555,328	32,443	659,988		1,247,759

Commitments and contingencies
Stockholders' equity
Common stock	1,192	—	—		1,192
Paid in capital and other equity	599,158	83,451	(83,451)	(l)	599,158
Other comprehensive income/(loss)	(27,293)	—	—		(27,293)
Retained earnings/Net assets	585,250	—	(4,828)	(m)	580,422
Total stockholders' equity	1,158,307	83,451	(88,279)		1,153,479
Total	$1,713,635	$115,894	$571,709		$2,401,238

See notes to unaudited pro forma condensed consolidated financial information.

DARLING INTERNATIONAL INC.

Unaudited Pro Forma Condensed Consolidated Income Statement
Year Ended December 29, 2012
(Unaudited)

	Darling International Inc.	Rothsay business	(Note 4) Pro forma adjustments	Notes	Darling International Inc. Pro forma

Net revenues	$1,701,429	$227,411	$—		$1,928,840
Direct costs and operating expenses:
Cost of sales and operating expenses	1,232,604	131,806	—		1,364,410
Selling, general and administrative expenses	151,713	8,830	2,326	(g)	162,869
Depreciation and amortization	85,371	13,791	22,898	(i)	122,060
Total direct costs and operating expenses	1,469,688	154,427	25,224		1,649,339

Operating Income	231,741	72,984	(25,224)		279,501

Interest expense	(24,054)	—	(26,358)	(j)	(50,412)
Other, net	1,760	—	—		1,760
Total other expense	(22,294)	—	(26,358)		(48,652)

Equity in net income/(loss) of unconsolidated subsidiary	(2,662)	—	—		(2,662)
Income from continuing operations before income taxes	206,785	72,984	(51,582)		228,187
Income taxes	76,015	—	7,491	(k)	83,506

Net income	$130,770	$72,984	$(59,073)		$144,681

Per share data:
Income from continuing operations per share:
Basic	$1.11				$1.23
Diluted	$1.11				$1.23
Weighted average number of shares outstanding:
Basic	117,592				117,592
Diluted	118,089				118,089

See notes to unaudited pro forma condensed consolidated financial information.

DARLING INTERNATIONAL INC.

Unaudited Pro Forma Condensed Consolidated Income Statement
Nine Months Ended September 28, 2013
(Unaudited)

	Darling International Inc.	Rothsay business	(Note 4) Pro forma adjustments	Notes	Darling International Inc. Pro forma

Net revenues	$1,294,801	$180,567	$—		$1,475,368
Direct costs and operating expenses:
Cost of sales and operating expenses	942,697	109,151	—		1,051,848
Selling, general and administrative expenses	124,843	4,941	1,708	(g)	131,492
Acquisition costs	9,157	—	(3,870)	(h)	5,287
Depreciation and amortization	67,074	9,860	17,173	(i)	94,107
Total direct costs and operating expenses	1,143,771	123,952	15,011		1,282,734

Operating Income	151,030	56,615	(15,011)		192,634

Interest expense	(16,607)	—	(19,057)	(j)	(35,664)
Other, net	(2,619)	—	—		(2,619)
Total other expense	(19,226)	—	(19,057)		(38,283)

Equity in net income/(loss) of unconsolidated subsidiary	8,796	—	—		8,796
Income from continuing operations before income taxes	140,600	56,615	(34,068)		163,147
Income taxes	54,126	—	7,891	(k)	62,017

Net income	$86,474	$56,615	$(41,959)		$101,130

Per share data:
Income from continuing operations per share:
Basic	$0.73				$0.86
Diluted	$0.73				$0.85
Weighted average number of shares outstanding:
Basic	118,156				118,156
Diluted	118,548				118,548

See notes to unaudited pro forma condensed consolidated financial information.

DARLING INTERNATIONAL INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
September 28, 2013
(Unaudited)

(1)	Description of the Transaction and Basis of Presentation

On October 26, 2013, Darling International, Inc. (the Company) completed its acquisition of certain operational assets and certain liabilities relating to the business and product lines of Rothsay Rendering Business (Rothsay), a division of Maple Leaf Foods, Inc. (MFI), pursuant to an Asset Purchase Agreement dated August 23, 2013. The Company has prepared the Unaudited Pro Forma Condensed Consolidated Balance Sheet with the assumption that the date of acquisition is September 28, 2013 (the Date of Acquisition), for a total purchase price of approximately CAD$645 million (approximately $625.4 million at the exchange rate of CAD$1.00:$0.9696).
On the Date of Acquisition, the Company paid total cash consideration of $625.4 million from drawing on the Company’s $1.35 billion Senior Secured Facilities.
The acquisition has been accounted for using the acquisition method of accounting under generally accepted accounting principles in the United States of America (U.S. GAAP). Under the acquisition method of accounting, the total purchase price is allocated to the tangible and intangible acquired assets and assumed liabilities of Rothsay, based on their respective preliminary estimated fair values as of the Date of Acquisition.
The Company has prepared the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of the Date of Acquisition, using the acquisition method of accounting. The estimated fair values of the acquired assets and assumed liabilities as of the Date of Acquisition, which are based on estimates and assumptions of the Company, the consideration paid and the entries to record the direct transaction costs incurred are reflected within the pro forma adjustment entries. The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the acquisition as if it had occurred on September 28, 2013. The Unaudited Pro Forma Condensed Consolidated Income Statement for the year ended December 29, 2012 and the nine months ended September 28, 2013 assume the acquisition of Rothsay was completed on January 1, 2012. See note 2 for information on the Company’s preliminary allocation of the estimated purchase price.

(2)	Preliminary Purchase Price Allocation

For purposes of the Unaudited Pro Forma Condensed Consolidated Balance Sheet, the approximate $625.4 million purchase price has been allocated based upon a preliminary estimate of the fair value of assets acquired and liabilities assumed. The determination of the estimated fair value required management to make significant estimates and assumptions. These estimates and assumptions of the fair value allocation are preliminary and subject to change upon the finalization of the appraisals and other valuation analyses, which are in the process of being completed. Independent valuation specialists conducting a valuation to assist management of the Company in determining the estimated fair values of a property, machinery and equipment and intangibles. The Company’s management is responsible for these internal and third party valuations and appraisals.
The preliminary estimated allocation of the fair values as of September 28, 2013, is as follows:

6                     (Continued)

DARLING INTERNATIONAL INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
September 28, 2013
(Unaudited)

Purchase Price
Cash paid for Rothsay	$625,370

Total purchase price	$625,370

Preliminary Purchase Price Allocation
Net tangible assets	$112,504
Identified intangibles	231,428
Goodwill	281,438

$625,370

(3)	Financing Considerations

Set forth below is a summary of the sources and uses of cash in the Acquisition, as if the Acquisition had occurred on September 28, 2013:

Sources of cash:
Revolving loan	(i)	$295,808
Term loan	(ii)	345,539

Total Sources		$641,347

Uses of cash:
Purchase of net assets	(iii)	$625,370
Debt issuance costs	(iv)	11,627
Professional fees	(v)	4,350

Total Uses		$641,347

7                     (Continued)

DARLING INTERNATIONAL INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
September 28, 2013
(Unaudited)

(i)
Represents the new debt used to finance the acquisition through a $295.8 million borrowing under the Company’s $1 billion revolving loan facility, which is a component of the Company’s Senior Secured Facilities. After completion of the transaction and after giving effect to $32.7 million of outstanding letters of credit, the Company had remaining availability under the revolving loan facility of $671.5 million.

(ii)	Represents the new debt used to finance the acquisition through a $345.6 million term loan facility, which is also a component of the Senior Secured Facilities.

(iii)	Represents the purchase price of the Acquisition for Rothsay.

(iv)	Includes commitment and financing fees paid in connection with the Senior Secured Facilities.

(v)	Includes investment banking fees associated with the closing of the Acquisition.

(4)	Pro Forma Adjustments

The Pro Forma Adjustments within the Unaudited Pro Forma Condensed Consolidated Balance Sheet represent the adjustments to the historical carrying amounts as of September 28, 2013 for certain assets acquired and assumed liabilities of Rothsay to reflect the preliminary purchase price allocation to assets and liabilities as of the Date of Acquisition. The Pro Forma Adjustments within the Unaudited Pro Forma Condensed Consolidated Income Statement represent the adjustments to reflect the date of acquisition as if it had occurred on January 1, 2012.
Adjustments included in the column under the heading “Pro Forma Adjustments” relate to the following:

(a)
Represents the adjustment to record the Company’s $641.3 million of new debt used to finance the consideration paid in cash to MFI of approximately $625.4 million, recover the debt issuance costs of $11.6 million included in Darling's historical financial statements and certain fees incurred in connection with the Acquisition of $4.4 million.

(b)	Represents the purchase accounting adjustments related to assigning a fair value to the acquired inventory on the Date of Acquisition of $2.4 million.

(c)	Represents the adjustment to the Rothsay’s carrying amount of the asset to its estimated fair value as of the Date of Acquisition, as part of the allocation of purchase price, as summarized in note 2.

(d)
Represents current and noncurrent portions of deferred taxes resulting from book and tax basis differences of Rothsay’s identified intangible assets, which for Canadian tax purposes, 25% of the tax basis is deemed to be non-amortizable, computed using the statutory rate. For purposes of this presentation, management has determined that an APB 23 assertion cannot be made.

8                     (Continued)

DARLING INTERNATIONAL INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
September 28, 2013
(Unaudited)

(e)	Represents a severance accrual for a former executive of Rothsay.

(f)	Represents the adjustment to record a certain pension liability assumed by the Company in the Acquisition of Rothsay.

(g)
Represents the adjustment to selling, general, and administrative costs for additional pension expense expected to be incurred under the new pension plans and information technology costs under the Transitional Services Agreement executed between the Company and Maple Leaf of $2.3 million and $1.7 million for the year ended December 29, 2012 and the nine months ended September 28, 2013, respectively.

(h)
Represents the Rothsay acquisition related costs incurred by the Company through September 29, 2013. These costs have not been included in the Pro Forma Condensed Consolidated Income Statement because they are non-recurring.

(i)
Represents the additional depreciation and amortization expense that the Company anticipates incurring as a result of the adjustment to the carrying value of the Rothsay assets to fair value as described in note 2. Darling expects to depreciate the fair value of the purchased property, plant, and equipment, including the transportation assets, over their estimated useful lives of 3 to 20 years. Darling expects to amortize the fair value of the identified intangibles of $231.4 million acquired in the Acquisition on a straight line basis over their estimated useful lives of between 4 and 16 years. Upon finalization of the asset valuations, specific useful lives will be assigned to the acquired assets, and depreciation and amortization will be adjusted accordingly. The Company does not expect to have any identifiable intangibles with indefinite lives.

(j)
Represents the adjustment to interest expense for the additional debt that was incurred under the Senior Secured Facilities to finance the purchase price of the Acquisition. To finance the Acquisition, on September 27, 2013, Darling modified and extended its existing $415 million senior secured facility to a new $1.35 billion senior secured facility (Senior Secured Facilities). The adjustment reflects that the Company borrowed $295.8 million against the $1.0 billion revolving loan facility to partially fund the Acquisition. In addition, Darling borrowed $345.5 million against the new term loan facility to complete the funding of the Acquisition. The interest rate applicable to any borrowing under the Senior Secured Facilities is variable based upon the Company’s consolidated total leverage ratio and ranges from London Inter-Bank Offer Rate (LIBOR)/Canadian Dealer Offered Rate (CDOR) plus 1.5% to 2.75% per annum with no floor on LIBOR or CDOR. For purposes of the Pro Forma Financials, the Company used LIBOR/CDOR, as applicable, plus 2.75% per annum. In addition, there is a 0.5% commitment fee on the unused portion of the revolving loan facility, which was also included in the Pro Forma Financials. Thus, the weighted average interest rate on the new debt including the commitment fee is 3.76%. A 1/8 percentage point change in the weighted average interest rate would result in an adjustment to interest expense and pre-tax income of $0.8 million. The adjustment also includes amortization of the deferred financing fees. The new deferred financing fees total $11.6 million, which will be amortized over the lives of the facilities, which are assumed to be five years for the revolving loan and five years for the Term Loan.

9                     (Continued)

DARLING INTERNATIONAL INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
September 28, 2013
(Unaudited)

(k)
Represents the adjustment to income tax expense that would have been incurred had the Acquisition occurred on January 1, 2012, based upon the U.S. statutory federal tax rate of 35%. As noted in (d) above, management has determined that for purposes of the Pro Forma financials that an APB 23 assertion cannot be made.

(l)	Represents the elimination of Rothsay’s net asset position, which for purposes of the Unaudited Pro Forma Condensed Balance Sheet, has been reflected in additional paid-in capital.

(m)
Represents the net impact to Retained Earnings, as a result of the Pro Forma Adjustment for the pension liability of $ 1.6 million noted in (f) above and $ 3.2 million of certain direct transaction costs, which have not yet been incurred as of September 28, 2013, but are expected to be incurred after such date. Such amounts have been recorded net of taxes to the extent that the adjustment gives rise to a tax deduction.

(5)	Other Items
The Unaudited Pro Forma Condensed Consolidated Financial Statements do not reflect ERP integration costs that the Company expects to incur to integrate Rothsay’s business onto Darling’s technology platform. The Company expects to incur these costs in the year following closing and management currently estimates that these costs will be in the range of $3.5 million to $5 million. These Financial Statements also do not reflect projected realization of recurring cost savings and revenue synergies that the Company projects it will achieve related to reductions in operating costs, changes in corporate infrastructure, and changes in finished goods marketing. Although management expects that cost savings and revenue synergies will result from the Acquisition, there can be no assurance that these cost savings and revenue synergies will be achieved.
The unaudited Pro Forma Condensed Consolidated Financial Statements include operating expenses that have been eliminated after the Acquisition. The impact to the fiscal year ended December 29, 2012 would be $1.2 million before tax related to certain executives of Rothsay who will not be employed by the Company.